U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROPERTY SOLUTIONS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4720320
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

654 Madison Avenue, Suite 1009 New York, New York	10065
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-239622
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of common stock and one redeemable warrant	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and redeemable warrants of Property Solutions Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on July 2, 2020, as amended from time to time (File No. 333-239622) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1	Certificate of Incorporation (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
3.2	Amended and Restated Certificate of Incorporation (included in Amendment Number 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 16, 2020).
3.3	Bylaws (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
4.1	Specimen Unit Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
4.2	Specimen Common Stock Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
4.3	Specimen Warrant Certificate (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
10.3	Form of Registration Rights Agreement (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).
10.6	Form of Stock Escrow Agreement (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-239622) filed on July 2, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROPERTY SOLUTIONS ACQUISITION CORP.

Date: July 20, 2020	By:	/s/ Jordan Vogel
Jordan Vogel
Chairman and Co-Chief Executive Officer

2